Exhibit 99.1

American Lorain Corporation Reports Financial Results for the Third Quarter 2010

JUNAN COUNTY, China, November 16, 2010 – American Lorain Corporation (NYSE Amex: ALN) ("American Lorain" or "the Company”), an international processed snack foods, convenience foods, and frozen foods company based in Shandong Province, China, today announced its financial results for its third quarter ended September 30, 2010.

Third Quarter 2010 Highlights

  Revenue was $48.1 million, up 24.3% from Q3 2009 with convenience food sales increasing 72.5% year over year

  Gross profit was $10.8 million, up 18.4% from Q32009 with gross margins of 22.4%

  Net income was $5.1 million, up 13.1% from Q3 2009 and earnings per diluted shares were $0.16, down from $0.18 in Q3 2009 based on 31.7 million shares

Third Quarter 2010 Results
	Q3 2010	Q3 2009	CHANGE
Net Sales	$48.1 million	$38.7 million	+ 24.3%
Gross Profit	$10.8 million	$9.1 million	+ 18.4%
Net Income	$5.1 million	$4.5 million	+ 13.1%
EPS (Diluted)*	$0.16	$0.18	-11.1%

*Weighted average shares outstanding for Q3 2009 and Q3 2010 were 31,679,871 and 25,200,136 on a fully diluted basis, respectively.

“Sales of chestnut and convenience food products remain the driving force of our operating performance,” began Chairman Si Chen of American Lorain. "We were pleased to see our chestnuts gain traction in the third quarter as we expanded our retail sales network. Convenience food products remain an exciting growth category for our Company. After a series of new product launches, including lunch box entrées, bean products and cold dishes, we are pleased to report that customers have been purchasing popular items in each product family and we thus expect strong re-orders for these items through the balance of the year.”

Third Quarter 2010 Revenue Segments

	Three Months Ended September 30,
	$ millions of USD
	2010	2009	% Change
Chestnut	21,233,329	18,305,822	16.0%
Convenience food	18,552,192	10,751,840	72.5%
Frozen foods	8,287,703	9,616,989	-13.8%
Total	48,073,224	38,674,651	24.3%

Total revenue for the third quarter of 2010 ended September 30, 2010 was $48.1 million, up 24.3% from $38.7 million for the quarter ended September 30, 2009. Sales of chestnuts increased by $2.9 million, or 16.0%, to $21.2 due to effective marketing efforts and a growing domestic and international distribution network. In the third quarter of 2010 revenues from convenience food products were $18.6 million, up 72.5% from the comparable period last year. Products in American Lorain’s convenience foods product line include ‘ready to eat’ meals and snack foods, ‘ready to heat’ lunch box entrees and ‘self-heating’ meals for military personnel.

American Lorain’s core product line includes more than 50 varieties of chestnuts and chestnut-based snacks. Sales in this category increased 16.0% from the third quarter 2009. American Lorain’s chestnut business accounted for 44.2% of the Company’s revenues in the third quarter 2010 and is derived from a combination of domestic and international sales of chestnuts and chestnut-based snack foods.

Sales of frozen foods were $8.3 million compared to $9.6 million last year, representing 17.2% of revenues in the third quarter of 2010. American Lorain only services a select group of commercial accounts and it is not actively growing this business segment due to its lower margin profile.

Gross profit for the third quarter of 2010 was $10.8 million, an 18.4% increase from $9.1 million in the third quarter of 2009 as a result of higher labor and depreciation expenses. Overall gross profit margin was 22.4% for the third quarter of 2010 compared to 23.6% for the third quarter of 2009 as percentage revenue contribution for convenience food products, which has slightly lower gross margin compared with chestnut products, continue to increase. Targeted gross margins for each product category are detailed below:

Gross profit margin (%)
Chestnut	25%-28%
Convenience food	22%-24%
Frozen foods	16%-18%

Operating income for the quarter increased by 0.4% to $7.1 million, with operating margin of 14.7%, versus $7.0 million with operating margin of 18.2% in the third quarter of 2009. Sales and marketing expenses increased from $1.2 million in the third quarter of 2009 to $2.1 million in the third quarter of 2010 due the Company’s ongoing efforts to expand distribution. General and administrative expenses increased 81.3% to $1.6 million.

Net income for the quarter was $5.1 million, an increase of 13.4% from $4.5 million in the same period in 2009. Based on 31.7 million fully diluted shares outstanding, earnings per diluted share were $0.16 per share, an 11.1% decrease over the $0.18 in the prior year’s period.

Nine Months Results

	Nine Months Ended September 30,
	$ millions of USD
	2010	2009	% Change
Chestnut	49,062,130	44,852,695	9.4%
Convenience food	35,911,359	18,099,093	98.4%
Frozen foods	16,878,265	20,858,242	-19.1%
Total	101,851,754	83,810,030	21.5%

Total revenue for the first nine months of 2010 was $101.9 million, up 21.5% from $83.8 million in the prior year's period. Chestnut sales grew 9.4% to $49.1 million. For the nine months ended September 30, 2010, China’s domestic market accounted for 79.4% of overall revenue. Export markets accounted for the balance of revenues in which Japan, Korea and the United Kingdom remained the largest export markets for the Company.

Gross profit in the first nine months of fiscal year 2010 was $23.2 million, an increase of 18.7% from $19.6 million in the prior year's corresponding period. The gross profit margin decreased slightly to 22.8% for the first nine months ended September 30, 2010 compared 23.3% in the same period of fiscal 2009.

Operating income in the first nine months of 2010 was $15.0 million, with operating margin of 14.7%, a 13.5% increase from $13.2 million in the prior year's period.

Net income for the first nine months of fiscal year 2010 was $9.6 million, compared to $8.1 million in the prior year's corresponding period, up 18.7% year-over-year. Earnings per diluted share were $0.31 based on 31.2 million diluted shares, compared with $0.32 per diluted share during the same period in 2009.

Financial Condition

As of September 30, 2010, the Company had $11.9 million in cash, down from $12.1 million as of December 31, 2009; working capital was $58.6 million on September 30, 2010 and accounts receivable turnover in days for the third quarter of 2010 was 48.5 days. Year-to-date cash outflows from operations and capital expenditures were $9.4 million and $13.4 million, respectively. With our sales and receivables collection being strongest in the fourth quarter, we expect to generate healthy cash flows for the full year of 2010.

Recent Events

November, 2 2010 – American Lorain announced it has expanded its Lorain® -branded counters for three of its chestnut products including Bottom Open Chestnut, Roasted Chestnut and Roasted Sweet Chestnut, to 1,190 by the end of September 2010. American Lorain Corporation sells over 50 branded chestnut products across 24 provinces in China. As of September 30, 2010, Lorain® -branded counter number for the Company's Bottom Open Chestnut, introduced experimentally last year, and Roasted Chestnut, introduced this year, reached 513 and 428, respectively. Counter number for Roasted Sweet Chestnut reached 249 as of September 30, 2010 as compared to 179 as of December 31, 2009. These branded counters are located primarily in supermarkets, including Wal-Mart, Carrefour, Trust-Mart, and Lotus, mid-sized supermarkets such as Times Supermarkets and Anyang Supermarkets, and small retail stores, including Family Mart, Circle K and QUIK convenient stores.

September 13, 2010 – The Company completed a $9.6 million equity financing with Tongley Investment Ltd., a private fund in China, together with other accredited investors. American Lorain plans to use the proceeds for raw material procurement as we enter the chestnut season.

On June 28, 2010, the Company signed a Letter of Intent to acquire 100% ownership of Shandong Greenpia Foodstuff Co., Ltd., a manufacturer of retail-packaged, Korean-style kimchi cold dishes. The acquisition included cash and stock offer of $2.1 million in cash and 731,707 shares of American Lorain common stock, respectively. On September 23, 2010, the Company, through its subsidiaries Junan Hongrun and International Lorain, completed its acquisition of all the outstanding registered capital of Shandong Greenpia Foodstuff Co., Ltd. (“Shandong Greenpia”) by paying $2,100,000 cash to Taebong Inc, who owned 50% owner of Shandong Greenpia, and issuing 731,707 shares of the Company’s restricted common stock, valued at $2.87 per share, to Mr. Zhenwei Ji, owner of Shandong Green Safety Import Export Co., Ltd, who owned 50% of Shandong Greenpia. Accordingly, beginning September 23, 2010, the Company has accounted for Shandong Greenpia as an indirectly held wholly owned subsidiary.

Third Quarter 2010 Conference Call

To attend the call, please use the dial in information below. When prompted, ask for the “American Lorain Conference Call” and/or be prepared to provide the conference ID.

Date:	November,17 2010
Time:	8:30am ET
Conference Line Dial-In (U.S.):	1-877-941-2068
International Dial-In:	1-480-629-9712
Conference ID:	4385954
Webcast link:	http://viavid.net/dce.aspx?sid=00007E4E

Please dial in at least 10-minutes before the call to ensure timely participation. A playback will be available through November 24, 2010. To listen, please call 1-877-870-5176 within the United States or +1-858-384-5517 when calling internationally. Utilize the pass code 4385954 for the replay.

About American Lorain Corporation

American Lorain Corporation products include chestnut products, convenience food products and frozen food products. The Company currently sells over 230 products to 26 provinces and administrative regions in China as well as to 42 foreign countries. The Company operates through its four direct and indirect subsidiaries and one leased factory located in China. For further information about American Lorain Corporation, please visit the Company's website at http://www.americanlorain.com

Forward-Looking Statements

This press release contains certain "forward-looking statements" that involve a number of risks and uncertainties. There can be no assurance that such statements will prove to be accurate and the actual results and future events could differ materially from management's current expectations. Such factors include, but are not limited to, the Company's ability to obtain the necessary financing to continue and expand operations, to market its products in new markets and to offer products at competitive pricing, to attract and retain management, and to integrate and maintain technical information and management information systems, political and economic factors in the PRC, compliance requirement of laws and regulations of the PRC, the effects of currency policies and fluctuations, general economic conditions and other factors detailed from time to time in the Company's filings with the United States Securities and Exchange Commission and other regulatory authorities. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

For more information, please contact:

At the company:
American Lorain Corporation
Tinghao Fu
Tel: +86-539-7317959
Email: futinghao@163. com
Web: http://www. americanlorain. com

Investor relations:

John Mattio, SVP
HC International, New York
Tel: +1-203-616-5144
Email: john.mattio@hcinternational. net
Web: http://www. hcinternational. net

-FINANCIAL TABLES FOLLOW -

AMERICAN LORAIN CORPORATION

CONSOLIDATED BALANCE SHEETS

AT SEPTEMBER 30, 2010 AND DECEMBER 31, 2009

(Stated in US Dollars)

	At September 30,	At December 31,
ASSETS	2010	2009
Current assets
Cash and cash equivalents	$11,885,550	$12,111,532
Restricted cash	845,233	1,299,889
Short-term investment	9,336,710	7,320,248
Trade accounts receivable	25,927,949	23,025,772
Other receivables	3,729,677	4,398,805
Inventory	35,766,659	26,400,117
Advance to suppliers	26,216,051	20,980,858
Prepaid expenses and taxes	470,914	905,266
Deferred tax asset	200,879	199,867
Total current assets	$114,379,622	$96,642,354

Property, plant and equipment, net	54,867,192	41,280,407
Land use rights, net	4,848,427	3,871,547
Deposit	16,469	16,088
TOTAL ASSETS	$174,111,710	$141,810,396

LIABILITIES AND STOCKHOLDERS’ EQUITY

Short-term bank loans	$46,810,749	$35,488,212
Long-term debt–current portion	230,794	-
Notes payable	716,621	-
Accounts Payable	2,630,930	2,614,515
Taxes payable	1,831,117	2,235,341
Accrued liabilities and other payables	2,058,517	6,422,492
Deferred tax liabilities	2,947	-
Customers deposits	1,456,230	13,842
Total current liabilities	$55,737,905	$46,774,402

Long term liabilities
Long term bank loans	13,063	294,873

TOTAL LIABILITIES	$55,750,968	$47,069,275

	At September 30,	At December 31,
	2010	2009
STOCKHOLDERS’ EQUITY
Preferred Stock, $.001 par value, 5,000,000 shares authorized; 0 shares issued and outstanding at September 30, 2010 and December 31, 2009	-	-
Common stock, $0.001 par value, 200,000,000 shares authorized; 34,419,709 and 30,240,202 shares issued and outstanding as of September 30, 2010 and December 31, 2009, respectively	34,420	30,240
Additional paid-in capital	52,155,306	35,268,603
Statutory reserves	9,926,320	8,895,477
Retained earnings	41,887,949	38,455,349
Accumulated other comprehensive income	6,681,151	6,068,569
Non-controlling interests	7,675,596	6,022,883

TOTAL STOCKHOLDER’S EQUITY	$118,360,742	$94,741,121

TOTAL LIABILITIES AND STOCKHOLDER’S EQUITY	$174,111,710	$141,810,396

AMERICAN LORAIN CORPORATION

CONSOLIDATED STATEMENTS OF INCOME

FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2010 AND 2009

(Stated in US Dollars)

	Three months ended		Nine months ended
	September 30,		September 30,
	2010	2009	2010	2009

Net revenues	$48,073,224	$38,674,651	$101,851,754	$83,841,112
Cost of revenues	(37,293,496)	(29,566,601)	(78,629,267)	(64,279,971)
Gross profit	$10,779,728	$9,108,050	$23,222,487	$19,561,141

Operating expenses
Selling and marketing expenses	(2,072,152)	(1,165,107)	(4,639,500)	(3,556,271)
General and administrative expenses	(1,643,967)	(906,847)	(3,592,629)	(2,798,044)

Operating income	$7,063,609	$7,036,096	$14,990,358	$13,206,826

Government subsidy income	321,537	43,864	698,961	240,118
Interest and other income	628,008	24,196	759,579	232,844
Other expenses	(16,269)	(52,694)	(88,506)	(234,298)
Interest expense	(1,127,993)	(857,089)	(3,071,546)	(2,205,740)

Earnings before tax	$6,868,892	$6,194,373	$13,288,846	$11,239,750

Income tax	(1,476,363)	(1,396,694)	(3,005,959)	(2,580,172)

Net income	$5,392,529	$4,797,679	$10,282,887	$8,659,578

Net income attributable to:
-Common stockholders	$5,084,475	$4,497,364	$9,624,619	$8,109,069
-Non-controlling interest	308,054	300,315	658,268	550,509
	$5,392,529	$4,797,679	$10,282,887	$8,659,578

Earnings per share
- Basic	$0.16	$0.18	$0.32	$0.32

- Diluted	$0.16	$0.18	$0.31	$0.32

Weighted average shares outstanding
- Basic	31,083,710	25,177,640	30,525,487	25,177,640

- Diluted	31,679,871	25,200,136	31,221,758	25,717,588

AMERICAN LORAIN CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOW

FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2010 AND 2009

(Stated in US Dollars)

	Three months ended		Nine months ended
	September 30,		September 30,
	2010	2009	2010	2009
Cash flows from operating activities
Net income	$5,392,529	$4,797,679	$10,282,887	$8,659,578
Stock and share based compensation	195,868	80,484	650,817	86,636
Depreciation	554,385	276,694	1,242,370	942,173
Amortization	40,053	22,217	109,114	158,209
Gain on acquisition of Shandong Greenpia	(479,332)	-	(479,332)	-
Change in assets and liabilities net of effects from acquisition of Shandong Greenpia:
(Increase)/decrease in accounts & other receivables	(12,081,954)	1,776,531	(3,787,024)	7,583,260
(Increase)/decrease in inventories	(979,407)	(8,751,246)	(8,655,050)	(10,778,999)
Decrease/(increase) in prepayment	(5,152,378)	-	(4,418,283)	-
Increase/(decrease) in accounts and other payables	(2,425,974)	(961,609)	(4,376,091)	(22,389,528)
Net cash (used in)/provided by operating activities	(14,936,210)	(2,759,250)	(9,430,592)	(15,738,671)

Cash flows from investing activities
Shandong Greenpia acquisition net of cash acquired	(1,929,773)	-	(1,929,773)	-
Sales (investment) in short term investment fund	(183,966)	58,384	(161,739)	61,151
(Increase)/ decrease in restricted cash	(103,792)	(14,642)	454,656	2,707,991
Payment of land use rights	(72,466)	(4,590)	(105,671)	(125,600)
Payments for purchase of equipment & plant	(1,295,379)	(881,610)	(11,341,132)	(1,408,140)
Decrease (increase) in deposit	-	-	-	(2,045)
Net cash used in investing activities	(3,585,376)	(842,458)	(13,083,659)	1,233,357

Cash flows from financing activities
Proceeds from bank borrowings	41,717,825	2,465,431	64,869,426	20,000,733
Repayment of bank loans	(32,736,075)	-	(53,597,904)	-
Proceeds from issuance of notes	716,621	-	716,621	-
Repayment of notes	-	(1,614,364)	-	(5,208,485)
Issuance of common stock	8,693,478	-	8,693,478	-
Net cash provided by/(used in) financing activities	$18,391,849	$851,067	$20,681,621	$14,792,248

Net Increase/(decrease) of Cash and Cash Equivalents	(129,737)	(2,750,641)	(1,832,630)	286,934

Effect of foreign currency translation on cash and cash equivalents	1,676,496	80,722	1,606,648	1,033,529

Cash and cash equivalents – beginning of year	10,338,791	6,831,721	12,111,532	2,841,339

Cash and cash equivalents – end of year	$11,885,550	$4,161,802	$11,885,550	$4,161,802